Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement (No. 333-202461) on Form N-2 of First Capital Investment Corp (the Company) of our report dated April 14, 2017, relating to our audits of the financial statements, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the captions "Selected Financial Data" and “Experts” in such Registration Statement.

/s/ RSM US LLP

Richmond, Virginia

April 27, 2017